EXHIBIT (H)(8)


                        CONTRACTUAL FEE WAIVER AGREEMENT
                        --------------------------------

         Agreement effective as of the 31st day of January 2006 by and between the Turner Funds, a Massachusetts business trust (the "Trust"), and Turner Investment Partners, Inc., a Pennsylvania corporation (the "Administrator").

         The Administrator hereby agrees to limit the administration fees of the Class I Shares at the levels indicated through January 31, 2007 for the following Fund:


     FUND:                                        NET TOTAL ADMINISTRATION FEES:
     -----                                        ------------------------------
     Turner Core Growth Fund - Class I Shares               0.05%


         This Agreement shall be renewable at the end of each one year term for an additional one year term upon the written agreement of the parties hereto.

         This Agreement supersedes any prior contractual waiver agreement(s) between the parties.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below effective as of the day and year first above written.


TURNER FUNDS                                   TURNER INVESTMENT PARTNERS, INC.


By:  /s/ THOMAS R. TRALA                       By: /s/ BRIAN F. MCNALLY
     ---------------------------------             -----------------------------
           Signature                                       Signature



Name:  THOMAS R. TRALA                         Name:  BRIAN F. MCNALLY
      --------------------------------                --------------------------
                Printed                                       Printed



Title:  PRESIDENT AND CHIEF EXECUTIVE          Title: GENERAL COUNSEL AND CHIEF
       -------------------------------                --------------------------
        OFFICER                                       COMPLIANCE OFFICER
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